Exhibit 10.4
Notification and Control Agreement
(Trust, Custody or Brokerage Accounts)
     THIS NOTIFICATION AND CONTROL AGREEMENT (the “Agreement”) is made this 30th day of September, 2009, by and among ERIE INDEMNITY COMPANY AS ATTORNEY IN FACT FOR ERIE INSURANCE EXCHANGE (the “Pledgor”), THE BANK OF NEW YORK MELLON, in its capacity as custodian (the “Custodian”) and PNC BANK, NATIONAL ASSOCIATION, with an office at One PNC Plaza, 249 Fifth Avenue, Pennsylvania 15222, in its capacity as administrative agent for itself and certain other lenders (the “Secured Party”).
     The Pledgor has granted to the Secured Party (as administrative agent for itself and certain other lenders), a security interest in certain of the investment property held in its securities account No. EIRF 1221052 maintained with the Custodian (the “Account”), all financial assets now or hereafter credited to the Account, and all additions, substitutions, replacements, proceeds, income, dividends and distributions thereon (collectively, the “Collateral”), pursuant to, and more particularly described in, a Pledge Agreement dated of even date herewith (as amended, restated or otherwise modified from time to time, the “Pledge Agreement”) from the Pledgor to the Secured Party. The Custodian is in possession of the Collateral pursuant to a certain Custody Agreement dated February 25, 2004 (as amended, restated or otherwise modified from time to time, the “Custodian Agreement”). Pursuant to the Pledge Agreement, the Secured Party has required the execution and delivery of this Agreement.
     NOW, THEREFORE, for valuable consideration and intending to be legally bound, the parties hereto agree and acknowledge as follows:
     1. Possession of Collateral; the Account. The Custodian acknowledges that: (a) the Collateral is in its possession or in possession of a subcustodian or clearing corporation, (b) the Pledgor’s interest in the Collateral appears on the Custodian’s books and records, (c) Exhibit A attached hereto and incorporated herein by reference, is a complete and accurate statement of the Account and the financial assets carried therein and any free credit balance thereunder as of the date thereof, (d) Exhibit A does not reflect any financial assets that are registered in the name of the Pledgor, payable to its order, or specifically endorsed to it, which have not been endorsed to the Custodian or in blank, (e) the security entitlements arising out of the financial assets carried in the Account and such free credit balance are valid and legally binding obligations of the Custodian, and (f) except for the claims and interest of the Secured Party and the Pledgor in the Collateral (subject to any claim in favor of the Custodian permitted under Section 9), the Custodian does not know of any claim to or interest in the Collateral. The Custodian will treat all property deposited or credited to the Account as financial assets under Article 8 of the Uniform Commercial Code (as adopted and enacted and in effect from time to time in the State where the Secured Party’s office indicated above is located) (“UCC”).
     2. Notice of Security Interest. The Custodian acknowledges that this Agreement constitutes written notification to the Custodian, pursuant to Articles 8 and 9 of the UCC and applicable federal regulations for the Federal Reserve Book Entry System, of the Secured Party’s security interest in the Collateral. The Pledgor, Secured Party and Custodian are also entering into this Agreement to provide for the Secured Party’s control of the Collateral and to perfect, and confirm the priority of, the Secured Party’s security interest in the Collateral. The Custodian agrees to promptly make all necessary entries or notations in its books and records to reflect the Secured Party’s security interest in the Collateral. Notwithstanding the foregoing, the Custodian makes no representation or warranty, and shall have no responsibility or liability, with respect to the effectiveness of this Agreement in perfecting such security interest.
     3. Control. The Custodian, without further consent from the Pledgor, hereby agrees to comply with all entitlement orders, instructions, and directions of any kind originated by Secured Party concerning the Collateral, to liquidate the Collateral as and to the extent directed by the Secured Party and to pay over to the Secured Party all proceeds therefrom to the extent necessary to satisfy the Pledgor’s obligations, without any setoff or deduction.
     4. Trading And Withdrawals. Prior to receipt by the Custodian of a notice from the Secured Party that the Secured Party is exercising exclusive control over the Collateral (a “Notice of Exclusive Control”), the Pledgor shall have the right at any time and from time to time to purchase and sell securities included in the Collateral and receive for its own account all cash dividends and interest on the Collateral, provided that the Custodian retains all the Collateral including substitutions and proceeds from the sale of securities in the Account. The Custodian will not comply with any entitlement order originated by the Pledgor that would require the Custodian to make a free delivery to the Pledgor or any other person. Upon the Custodian’s receipt of a Notice of Exclusive Control, Custodian will cease (a) complying with entitlement orders or other directions concerning the Collateral originated by the Pledgor, and (b) distributing interest and dividends on the Collateral to the Pledgor.
     5. Custodian Agreement and Notices of Adverse Claims. The Custodian shall simultaneously send to the Secured Party copies of all notices given and monthly statements rendered pursuant to the Custodian Agreement and shall notify the Secured Party of the termination of the Custodian Agreement. In addition, if any person asserts any lien, encumbrance or adverse claim against the Collateral or in any financial asset carried therein, the Custodian will promptly notify the Secured Party and the Pledgor thereof to the extent the Custodian has received notice of such assertion of such lien, encumbrance or adverse claim. Notwithstanding anything contained in the Custodian Agreement, so long as the Pledge Agreement remains in effect, neither the Pledgor nor the Custodian shall terminate the Custodian Agreement without thirty (30) days’ prior written notice to the other party and the Secured Party. In the event of any conflict between the provisions of this Agreement and the Custodian Agreement, the provisions hereof shall control. Regardless of any provision in the Custodian Agreement, the State where the Secured Party’s office indicated above is located shall be deemed to be the Custodian’s jurisdiction solely for the purposes of this Agreement and the perfection and priority of the Secured Party’s security interest in the Collateral. In the event the Custodian no longer serves as custodian for the Collateral, the Collateral shall be transferred (i) to a successor custodian satisfactory to the Secured Party, provided that prior to such transfer, such successor custodian executes an agreement that is in all material respects the same as this Agreement, or (ii) if no satisfactory successor has been designated, then as directed by the Secured Party.

     6. Indemnity.
          (a) The Pledgor shall indemnify, and hold the Custodian harmless from any and all losses, claims, damages, liabilities, expenses and fees, including reasonable attorneys’ fees, resulting from the execution of or performance under this Agreement and the delivery by the Custodian of all or any part of the Collateral to the Secured Party pursuant to this Agreement, unless such losses, claims, damages, liabilities, expenses or fees are attributable to the Custodian’s gross negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.
          (b) The Secured Party shall indemnify and hold the Custodian harmless from and against any and all losses, claims, damages, liabilities, expenses and fees (including reasonable attorneys’ fees) arising out of the Custodian’s compliance with any instructions from the Secured Party with respect to the Collateral unless such losses, claims, damages, liabilities, expenses or fees are attributable to the Custodian’s gross negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.
     7. Protection of Custodian. Except as required by Paragraph 3 hereof, the Custodian shall have no duty to require any cash or securities to be delivered to it or to determine that the amount, value and form of assets constituting Collateral comply with any applicable requirements. The Custodian may hold the securities in bearer, nominee, federal reserve book entry, or other form and in any securities depository or UCC clearing corporation, with or without indicating that the securities are subject to a security interest; provided, however, that all Collateral shall be identified on the Custodian’s books and records as subject to the Secured Party’s security interests and shall be in a form that permits transfer to the Secured Party without additional authorization or consent of the Pledgor The Custodian may rely and shall be protected in acting-upon any notice, instruction, or other communication which it reasonably believes to be genuine and authorized. As between the Pledgor and the Custodian, the terms of the Custodian Agreement shall apply with respect to any losses or liabilities or fees, costs or expenses of such parties arising out of matters covered by this Agreement. The Custodian shall have no responsibility or liability to the Secured Party for making trades of financial assets held in the Account at the direction of the Pledgor, or the Pledgor’s authorized representatives, or (except as otherwise provided in Paragraph 4 hereof) complying with entitlement orders concerning the Account from the Pledgor, or the Pledgor’s authorized representatives, that are received by the Custodian before the Custodian receives a Notification of Exclusive Control. The Custodian shall have no duty to investigate or make any determination as to whether a default exists under any agreement between the Pledgor and the Secured Party and shall comply with a Notice of Exclusive Control even if it believes that no such default exists. The Pledgor agrees that the Custodian will not be liable to the Pledgor for complying with entitlement orders originated by the Secured Party, unless the Custodian (i) takes the action after it is served with an injunction or other legal process enjoining it from doing so issued by a court of competent jurisdiction and has had a reasonable opportunity to act on the injunction or other legal process, or (ii) acts in collusion with the Secured Party in violating the Pledgor’s rights. The Custodian shall have no liability to any party for any incidental, punitive or consequential damages resulting from any breach by the Custodian of its obligations hereunder.

     The Custodian will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Custodian, if (i) such failure or delay is caused by circumstances beyond the Custodian’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities or equipment failure, or (ii) such failure or delay resulted from the Custodian’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.
     8. Termination/Release of Collateral. This Agreement shall terminate automatically upon receipt by the Custodian of written notice executed by two officers of the Secured Party holding titles of Vice President or higher that (a) all of the obligations secured by Collateral have been satisfied, or (b) all of the Collateral may be released, whichever is sooner, and the Custodian shall thereafter be relieved of all duties and obligations hereunder. In addition, any notice from the Secured Party relating to release of all or any portion of the Collateral not permitted by this Agreement without the consent of the Secured Party shall be effective only if executed by two officers of the Secured Party holding titles of Vice President or higher.
     9. Waiver and Subordination of Rights. The Custodian hereby waives its right to setoff any obligations of the Pledgor to the Custodian against any or all cash, securities, financial assets and other investment property held by the Custodian as Collateral, and hereby subordinates in favor of the Secured Party any and all liens, encumbrances, claims or security interests which the Custodian may have against the Collateral, either now or in the future, except that the Custodian will retain its prior lien on the property held as Collateral only to secure payment for property purchased for Collateral and normal commissions and fees, including overdraft fees, relating to the property held as Collateral. The Custodian will not agree with any third party that the Custodian will comply (and the Custodian will not comply) with any entitlement orders, instructions or directions of any kind concerning the Collateral originated by such third party without the Secured Party’s prior written consent. Except for the claims and interests of the Secured Party and the Pledgor in the Collateral, the Custodian does not know of any claim to or interest in the Collateral. The Custodian will use reasonable efforts to promptly notify the Secured Party and the Pledgor if any other person claims that it has a property interest in any of the Collateral.
     10. Tax Reporting. All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities by and under the name and taxpayer identifications numbers of the Pledgor.
     11. Expenses. The Pledgor shall pay all fees, costs and expenses (including reasonable fees and expenses of internal or external counsel) of enforcing any of the Secured Party’s rights and remedies upon any breach (by the Custodian or the Pledgor) of any of the provisions of this Agreement.
     12. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth below, or to such other address as any party may give to the others for such purpose in accordance with this section.
     13. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by any party from, any provision of this Agreement will be effective unless made in a writing signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance.
     14. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral; among the parties with respect to the subject matter hereof.
     15. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.
     16. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Agreement in whole or in part without the Secured Party’s prior written consent and the Secured Party at any time may assign this Agreement in whole or in part.
     17. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the State where the Secured Party’s office indicated above is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE SECURED PARTY’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. Each of the parties hereby irrevocably consents to the exclusive jurisdiction and venue of any state or federal court located within the county where the Secured Party’s office indicated above is located.
     18. Representations. Each party hereby represents and warrants that the individual executing this Agreement on its behalf has the requisite power and authority to do so and to bind it to the terms of this Agreement.

     19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
[INTENTIONALLY LEFT BLANK]

     WITNESS the due execution hereof as a document under seal, on the date first written above.

Pledgor’s Address for Notices:	PLEDGOR:

100 Erie Insurance Place	ERIE INSURANCE EXCHANGE
Erie, PA 16530 Attention: Brian W. Bolash Facsimile Number: (814) 870-2010	By: By:	Erie Indemnity Company, Attorney-in-Fact /s/ Douglas F. Ziegler

Print Name: Douglas F. Ziegler
Title: Senior Vice President, Treasurer and
Chief Investment Officer

Secured Party’s Address for Notices:	SECURED PARTY:

901 State Street P.O. Box 8480 Erie, PA 16553 Attention: James F. Stevenson, Vice President Facsimile Number: (814) 871-9432	PNC BANK, NATIONAL ASSOCIATION

By:

Print Name:
Title:

     WITNESS the due execution hereof as a document under seal, on the date first written above.

Pledgor’s Address for Notices:	PLEDGOR:

100 Erie Insurance Place	ERIE INSURANCE EXCHANGE
Erie, PA 16530 Attention:	By:	Erie Indemnity Company, Attorney-in-Fact
Facsimile Number:
By:

Print Name:
Title:

Secured Party’s Address for Notices:	SECURED PARTY:

901 State Street	PNC BANK, NATIONAL ASSOCIATION
4th Floor, Corporate Banking Erie, PA 16501 Attention: James F. Stevenson,	By:	/s/ James F. Stevenson

Senior Vice President		Print Name: James F. Stevenson
Facsimile Number: (814) 871-9432		Title: Senior Vice President

Custodian’s Address for Notices:	CUSTODIAN:

One Mellon Center	THE BANK OF NEW YORK MELLON
Pittsburgh, PA 15258 Attention: Julie Bour Facsimile Number: 412-234-8725	By:	/s/ Dawn V. Robertson

Print Name: Dawn V. Robertson
Title: Vice President

EXHIBIT A
ACCOUNT STATEMENT